FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”) dated as of May 21, 2008 (the “Effective Date”), between THE KANSAS CITY SOUTHERN RAILWAY COMPANY, a corporation duly organized and existing under the laws of the State of Missouri, and the successor by merger to each of Gateway Western Railway Company, KCS Transportation Company, Mid-South Microwave, Inc., and Rice-Carden Corporation (the “Company”), KANSAS CITY SOUTHERN (formerly known as Kansas City Southern Industries, Inc.) (the “Parent”), and GATEWAY EASTERN RAILWAY COMPANY, PABTEX I, L.P., SOUTHERN DEVELOPMENT COMPANY, SOUTHERN INDUSTRIAL SERVICES, INC., and TRANS-SERVE, INC. (together with the Parent, the “Note Guarantors”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a New York banking corporation, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Company and the Note Guarantors have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of September 27, 2000, and supplemented by a Supplemental Indenture dated as of January 29, 2001 (the “First Supplemental Indenture”), a Second Supplemental Indenture dated as of June 10, 2005 (the “Second Supplemental Indenture”), and a Third Supplemental Indenture dated as of February 5, 2007 (the “Third Supplemental Indenture”), providing for the issuance of an aggregate principal amount of up to $300,000,000 of 91/2% Senior Notes due 2008 (the “Securities”);

WHEREAS, the Company, the Note Guarantors and the Trustee desire to further amend the Indenture to delete and amend certain provisions contained therein and in the Securities;

WHEREAS, Section 9.02 of the Indenture provides that, with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities (the “Requisite Consents”), the Company, the Note Guarantors and the Trustee may amend the Indenture;

WHEREAS, pursuant to an Offer to Purchase and Related Solicitation of Consents dated May 8, 2008 (the “Offer to Purchase”), the Company offered to purchase all outstanding Securities and solicited consents to the amendments to the Indenture and the Securities described herein (the “Amendments”);

WHEREAS, Holders of at least a majority in principal amount of the Securities outstanding have consented to the Amendments by tendering and not withdrawing their Securities and by delivering the related consents pursuant to the terms of the Offer to Purchase;

WHEREAS, the Company, the Note Guarantors, and the Trustee are entering into this Fourth Supplemental Indenture in order to set forth the Amendments; and

WHEREAS, this Fourth Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company, the Note Guarantors and the Trustee.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Note Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE 1

AMENDMENT OF THE INDENTURE

1.01. Amendments to the Indenture. Effective as of the Effective Date, the Indenture is amended as set forth herein.

(a) Section 1.01 of the Indenture is hereby amended to delete the following definitions in their entirety:

“Additional Assets”	“Net Available Cash”
“Affiliate Transaction”	“Net Cash Proceeds”
“Asset Disposition”	“Offer”
“Change of Control”	“Offer Amount”
“Change of Control Offer”	“Offer Period”
“Consolidated Coverage Ratio”	“Permitted Business”
“Consolidated Interest Expense”	“Permitted Investment”
“Consolidated Net Income”	“Permitted Liens”
“Consolidated Net Tangible Assets”	“Purchase Date”
“Consolidated Net Worth”	“Purchase Money Indebtedness”
“Designated Sale/Leaseback Transaction”	“Rating Agency”
“EBITDA”	“Restricted Payment”
“Equity Offering”	“Secured Indebtedness”
“Exchange Act”	“Securities Act”
“Excluded Contributions”	“Senior Indebtedness”
“Foreign Equity Investment”	“Spin-Off”
“Grupo TFM”	“Stock Purchase Loans”
“Grupo TFM Disposition”	“Subordinated Obligation”
“Grupo TFM Investment”	“Temporary Cash Investments”
“Investment”	“TFM”
“Investment Grade Rating”

(b) Each of the following Sections of the Indenture is hereby deleted in its entirety and replaced in lieu thereof with the words “[Intentionally Deleted]”:

Section 4.02 SEC Reports.

Section 4.03 Limitation on Indebtedness.

Section 4.04 Limitation on Restricted Payments.

Section 4.05 Limitation on Restrictions on Distributions from Restricted Subsidiaries.

Section 4.06 Limitation on Sales of Assets and Capital Stock.

Section 4.07 Limitation on Transactions with Affiliates.

Section 4.08 Change of Control.

Section 4.09 Compliance Certificate.

Section 4.10 Further Instruments and Acts.

Section 4.11 Future Note Guarantors.

Section 4.12 Limitation on Lines of Business.

Section 4.13 Limitation on Liens.

Section 4.14 Limitation of Sale/Leaseback Transactions.

Section 4.15 Covenant Suspension.

(c) Section 5.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

“Section 5.01 When Company May Merge or Transfer Assets. (a) The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all/its assets to, any Person, unless:

(i) the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

(ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company, the Parent or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company, the Parent or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(iii) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

(iv) The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Securities.

(b) The Note Guarantors will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless: (i) the resulting, surviving or transferee Person (the “Successor Guarantor”) will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Note Guarantor) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Note Guarantor under its Note Guarantee; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and (iii) the Parent shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

(c) Notwithstanding the foregoing, (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Note Guarantor; (ii) the Parent or the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Parent or the Company, as the case may be, in another jurisdiction to realize tax or other benefits; and (iii) the Parent and KCSL may merge.”

(d) Section 6.01(d) of the Indenture is hereby deleted in its entirety and replaced in lieu thereof with the words “(d) [Intentionally Deleted]”.

(e) The penultimate paragraph of Section 6.01 is hereby deleted in its entirety and replaced with the following:

“A default under clauses (e) or (f) will not constitute an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company and the Trustee of the Default and the Company or the Note Guarantor, as applicable, does not cure such Default within the time specified in clauses (e) or (f) hereof after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.””

(f) Section 6.12 of the Indenture, Waiver of Stay or Extension of Laws, is hereby deleted in its entirety and replaced in lieu thereof with the words “Section 6.12 [Intentionally Deleted]”.

(g) Each of Sections 8.02(a)(iii), (vi) and (vii) of the Indenture is hereby deleted in its entirety and replaced in lieu thereof with the words “[Intentionally Deleted]”.

(h) Section 9.04 of the Indenture, Revocation and Effect of Consents and Waivers, is hereby deleted in its entirety and replaced with the following:

“Section 9.04 Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.”

(i) Section 10.06 of the Indenture, Execution of Supplemental Indenture for Future Note Guarantors, is hereby deleted in its entirety and replaced in lieu thereof with the words “Section 10.06 [Intentionally Deleted]”.

ARTICLE 2

MISCELLANEOUS

2.01. Ratification of Indenture, Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Fourth Supplemental Indenture by the Company, the Note Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, this Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby, and the respective rights, limitation of rights, obligations, duties and immunities under the Indenture of the Company, the Note Guarantors, the Trustee, and the Holders of the Securities shall thereafter be determined, exercised and enforced thereunder, subject in all respects to such modifications and amendments, and all the terms and conditions of this Fourth Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture and the Securities theretofore issued for any and all purposes.

2.02. Governing Law. THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

2.03. Trustee Acceptance. The Trustee accepts the amendment of the Indenture effected by this Fourth Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of its duties and obligations under the Indenture, as hereby amended. Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of the Company, and makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture.

2.04. Severability Clause. In case any provision of this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

2.05. Counterparts. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

2.06. Definitions, Effect of Headings. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture. The section headings herein are for convenience only and shall not effect the construction thereof.

[signature page following]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first above written.

THE KANSAS CITY SOUTHERN RAILWAY COMPANY

/s/ Paul J. Weyandt
Paul J. Weyandt
Senior Vice President – Finance and Treasurer

KANSAS CITY SOUTHERN

/s/ Paul J. Weyandt
Paul J. Weyandt
Senior Vice President – Finance and Treasurer

GATEWAY EASTERN RAILWAY COMPANY

/s/ Paul J. Weyandt
Paul J. Weyandt
Vice President and Treasurer

PABTEX I, L.P.

By: Southern Industrial Services, Inc., its general partner

/s/ Patrick J. Ottensmeyer
Patrick J. Ottensmeyer
Vice President and Treasurer

SOUTHERN DEVELOPMENT COMPANY

/s/ Patrick J. Ottensmeyer
Patrick J. Ottensmeyer
Vice President and Treasurer

SOUTHERN INDUSTRIAL SERVICES, INC.

/s/ Patrick J. Ottensmeyer
Patrick J. Ottensmeyer
Vice President and Treasurer

TRANS-SERVE, INC.

/s/ Patrick J. Ottensmeyer
Patrick J. Ottensmeyer
Vice President and Treasurer

THE BANK OF NEW YORK TRUST COMPANY, N.A.

/s/ Mary A. Callahan
Mary A. Callahan
Vice President – Corporate Trust Administration